MEMORANDUM OF UNDERSTANDING
BETWEEN
MR. CHAN CHI CHEUNG AND THE SHAREHOLDERS OF SUPER SUCCESS
ELECTRONIC COMPANY LIMITED
AND
TAGALDER (2000) INCORPORATED

This is to confirm that Mr. Chan Chi Cheong and the shareholders of Super Success Electronic Company Limited ("Changroup") agree to sell and Tagalder
(2000) Incorporated ("Tagalder") agrees to purchase 30% of the ownership of Super Success Electronic Company Limited ("SS") under the following terms and condidtions.

1.   "SS" is a Hong Kong registered company:
     Certificate No: 31496569-000-12-00-A
     Address: Room 1019, 10/F., Hollywood Plaza, 610 Nathan Road, Mong Kok, Kowloon, Hong Kong

2.   "SS" is owned by "Changroup"

3.   "SS" is in the business of manufacturing/exporting electronic product.

4.   The Price
     As agreed by both parties, the evaluation of "SS" is C$2,550,000.00. The purchase price of 30% of the ownership is fixed at C$765,000.00.

5.   The Management

     Both parties agree that Tagalder will elect one director to the board and retain the current management of "SS" until further notice.

6.   The Business

     Both parties agree to further develop and expand the current core business through corporate restructure and acquisition.

7.   Payment

     Both parties agree that Tagalder will issue common shares to pay for the purchase.

     The share price:            C$0.17
     Total new shares issued     4,500,000 shares

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8.   Official Approval

     This Memorandum of Understanding is conditional upon the following official
     Approval:

     Tagalder's Board
     Ontario Regulatory
     Tagalder's Shareholders

9.   Attachment

     - Audited Financial Statements of Super Success Electronic Company Limited
     - Certificate of Registration of Super Success Electronic Company Limited
     - Business Executive Summary
     - Evaluation

10.  The Memorandum of Understanding is signed on March 28, 2001 by:


/s/ Mr. Chan Chi Cheung                      /s/ Tagalder (2000) Incorporated
_______________________                      ________________________________
Mr. Chan Chi Cheung                          Tagalder (2000) Incorporated
Chairman

Date: March 28, 2001                         Date: March 28, 2001

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